UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2013

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013, the stockholders of Time Warner Inc. (the “Company”) approved the Time Warner Inc. 2013 Stock Incentive Plan (the “2013 Plan”) at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”).  The Company’s Board of Directors had adopted the 2013 Plan on March 28, 2013, subject to stockholder approval.  The 2013 Plan includes an authorization to issue up to 35 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), through stock-based awards granted under the 2013 Plan.  Stock options, restricted stock and other stock-based awards, such as restricted stock units and performance stock units, can be granted to the Company’s directors, employees and advisors under the 2013 Plan.  As of the date of this Current Report on Form 8-K, there have been no awards granted under the 2013 Plan and, therefore, no amounts are payable under the 2013 Plan to the principal executive officer, principal financial officer or any named executive officer.

A description of the 2013 Plan is set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2013 (the “2013 Proxy Statement”) under the caption “Company Proposals — Proposal Four: Approval of the Time Warner Inc. 2013 Stock Incentive Plan — Description of the 2013 Plan.” The description of the 2013 Plan is qualified in its entirety by reference to the full text of the 2013 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which also was included as Annex B to the 2013 Proxy Statement.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders at the 2013 Annual Meeting are as follows.

		For	Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	James L. Barksdale	740,276,662	9,154,064	2,210,146	62,902,844

	William P. Barr	746,295,829	3,037,450	2,307,593	62,902,844

	Jeffrey L. Bewkes	730,846,640	14,215,848	6,578,384	62,902,844

	Stephen F. Bollenbach	736,705,853	12,687,324	2,247,695	62,902,844

	Robert C. Clark	740,571,233	8,769,220	2,300,419	62,902,844

	Mathias Döpfner	735,718,676	13,697,426	2,224,770	62,902,844

	Jessica P. Einhorn	747,178,527	2,171,182	2,291,163	62,902,844

	Fred Hassan	728,850,402	20,464,091	2,326,379	62,902,844

	Kenneth J. Novack	736,277,975	13,047,985	2,314,912	62,902,844

	Paul D. Wachter	743,419,342	5,914,178	2,307,352	62,902,844

	Deborah C. Wright	744,828,672	4,550,610	2,261,590	62,902,844

Under the Company’s By-laws, each of the directors was elected, having received “for” votes from a majority of the votes duly cast by the holders of the outstanding shares of Common Stock, with respect to such director.

		For	Against	Abstentions
2.	Ratification of appointment of Ernst & Young LLP as independent auditors	802,756,222	9,271,286	2,515,632

	The appointment of Ernst & Young LLP was ratified, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.
		For	Against	Abstentions	Broker Non-Votes
3.	Advisory vote to approve named executive officer compensation	693,182,362	52,266,879	6,191,631	62,902,844

	The proposal was approved, on an advisory basis, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

		For	Against	Abstentions	Broker Non-Votes
4.	Approval of the Time Warner Inc. 2013 Stock Incentive Plan	683,853,101	65,307,917	2,479,854	62,902,844

	Under the Company’s By-laws, the adoption of the plan was approved, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description

10.1	Time Warner Inc. 2013 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ John K. Martin, Jr.
Name: John K. Martin, Jr.
Title: Chief Financial & Administrative Officer

Date:    May 29, 2013

EXHIBIT INDEX

Exhibit	Description

10.1	Time Warner Inc. 2013 Stock Incentive Plan.